Exhibit 10.4

OSI SYSTEMS, INC.
2012 INCENTIVE AWARD PLAN

STOCK OPTION GRANT NOTICE

OSI Systems, Inc., a Delaware corporation (the “Company”), pursuant to its 2012 Incentive Award Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual listed below (the “Optionee”), an option to purchase the number of shares of Common Stock (“Common Stock”), set forth below (the “Option”).  This Option is subject to all of the terms and conditions set forth herein and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Stock Option Grant Notice (the “Grant Notice”) and the Agreement.

Optionee:

Grant Date:

Exercise Price per Share:	$[ ]

Total Number of Shares Subject to the Option:

Expiration Date:

Type of Option:	☐ Incentive Stock Option	☐ Non-Qualified Stock Option

Vesting Schedule:	[ ]

Termination:	The Option shall terminate on the Expiration Date set forth above or, if earlier, in accordance with the terms of the Agreement.

By his or her signature below, the Optionee agrees to be bound by the terms and conditions of the Plan, the Agreement (including the Addendum to the Agreement, to the extent applicable) and this Grant Notice.  The Optionee has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions and/or interpretations of the Administrator upon any questions arising under the Plan or relating to the Option.

OSI SYSTEMS, INC.		OPTIONEE

By:		By:
Print Name:		Print Name:
Title:
Address:	12525 Chadron Avenue	Address:
Hawthorne, CA 90250

EXHIBIT A
TO STOCK OPTION GRANT NOTICE

STOCK OPTION AGREEMENT

Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, OSI Systems, Inc., a Delaware corporation (the “Company”), has granted to the Optionee an option (the “Option”) under the Company’s 2012 Incentive Award Plan (as amended from time to time, the “Plan”) to purchase the number of Shares indicated in the Grant Notice.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.  For purposes of this Agreement, “Employer” means the Company or Affiliate that employs the Optionee on the applicable date.

ARTICLE I.

GENERAL

1.1          Incorporation of Terms of Plan.  The Option is subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

GRANT OF OPTION

2.1          Grant of Option.  For good and valuable consideration, effective as of the Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to the Optionee the Option to purchase any part or all of the aggregate number of Shares set forth in the Grant Notice, upon the terms and conditions set forth in the Plan and this Agreement.  Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.

2.2          Exercise Price.  The exercise price of the Shares subject to the Option shall be as set forth in the Grant Notice, without commission or other charge; provided, however, that the exercise price per share of the Shares subject to the Option shall not be less than 100% of the Fair Market Value of a Share on the Grant Date.  Notwithstanding the foregoing, if this Option is an Incentive Stock Option and the Optionee is a Greater Than 10% Stockholder as of the Grant Date, the exercise price per share of the Shares subject to the Option shall not be less than 110% of the Fair Market Value of a Share on the Grant Date.

2.3          Not a Contract of Service Relationship.  Nothing in the Plan or this Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee or prohibited by law.

ARTICLE III.

PERIOD OF EXERCISABILITY

3.1          Commencement of Exercisability.

(a)           Except as may otherwise be provided in a written employment agreement between the Company and the Participant, and subject to Sections 3.1(b), 3.2, 3.3, 5.14 and 5.21 hereof, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.

(b)           No portion of the Option which has not become vested and exercisable as of the date of the Optionee’s Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator or as set forth in a written agreement between the Company and the Optionee.  Except as otherwise determined by the Administrator, the Optionee’s Termination of Service shall be effective as of the date that the Optionee is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar statutory or common law notice of termination period).  The Administrator shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of this Option grant.

3.2          Duration of Exercisability.  Any installments provided for in the vesting schedule set forth in the Grant Notice are cumulative.  Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3 hereof.

3.3          Expiration of Option.  Unless otherwise set forth in a written agreement between the Company and the Optionee, the Option may not be exercised to any extent by anyone after the first to occur of the following events:

(a)           The Expiration Date set forth in the Grant Notice;

(b)           If this Option is designated as an Incentive Stock Option and the Optionee is a Greater Than 10% Stockholder as of the Grant Date, the expiration of five (5) years from the Grant Date;

(c)           The date that is three (3) months from the date of the Optionee’s Termination of Service without Cause or by the Optionee for any reason (other than due to death or disability); or

(d)           The expiration of one (1) year from the date of the Optionee’s Termination of Service by reason of the Optionee’s death or disability.

The Optionee acknowledges that an Incentive Stock Option exercised more than three (3) months after the Optionee’s Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option.

3.4          Special Tax Consequences.  The Optionee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code), including the Option, are exercisable for the first time by the Optionee in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code.  The Optionee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.

ARTICLE IV.

EXERCISE OF OPTION

4.1          Person Eligible to Exercise.  Except as provided in Section 5.3 hereof, during the lifetime of the Optionee, only the Optionee may exercise the Option or any portion thereof.  After the death of the Optionee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3 hereof, be exercised by the deceased Optionee’s beneficiary or by any person empowered to do so under the deceased Optionee’s will or under the then-applicable laws of descent and distribution, subject to Section 11.3(c) of the Plan.

4.2          Partial Exercise.  Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3 hereof.  However, the Option shall not be exercisable with respect to fractional shares.

4.3          Manner of Exercise.  The Option, or any exercisable portion thereof, may be exercised solely by satisfaction of all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3 hereof:

(a)           Delivery of a written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised.  The notice shall be signed by the Optionee or other person then entitled to exercise the Option or such portion of the Option;

(b)           Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 4.4 hereof;

(c)           Provision of any other representations or documents as may be required in the Administrator’s sole discretion to effect compliance with all applicable provisions of the Securities Act, the Exchange Act, any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded or any other applicable law; and

(d)           In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 hereof by any person or persons other than the Optionee, provision of appropriate proof of the right of such person or persons to exercise the Option (as determined by the Administrator in its sole discretion).

Notwithstanding any of the foregoing, the Company shall have the right to specify all conditions of the manner of exercise, which conditions may vary by country and which may be subject to change from time to time.

4.4          Method of Payment.  Payment of the exercise price and all applicable taxes shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a)           Cash;

(b)           Check;

(c)           With the consent of the Administrator, delivery of a written or electronic notice that the Optionee has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale;

(d)           With the consent of the Administrator, surrender of other Shares which have been held by the Optionee for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences and having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised;

(e)           With the consent of the Administrator, surrendered Shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares with respect to which the Option or portion thereof is being exercised; or

(f)            With the consent of the Administrator, such other form of legal consideration as may be acceptable to the Administrator.

4.5          Conditions to Issuance of Stock Certificates.  The Shares deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued Shares, treasury Shares or issued Shares which have been purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares purchased upon the exercise of the Option or portion thereof prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

4.6          Rights as Stockholder.  The holder of the Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of any Shares purchasable upon the exercise of any part of the Option unless and until such Shares shall have been issued by the Company to such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.2 of the Plan.

ARTICLE V.

OTHER PROVISIONS

5.1          Tax-Related Items

(a)           Responsibility for Tax-Related Items.  Regardless of any action the Company and/or the Employer take with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, the exercise of the Option, the subsequent sale of any Shares acquired pursuant to the Option and the receipt of any dividends, and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

(b)           Satisfaction of Withholding Obligation.  To the extent that the Optionee does not satisfy applicable withholding obligations for Tax-Related Items in one of the methods set forth in Section 4.4 hereof, the Optionee hereby authorizes withholding from payroll and any other amounts payable to the Optionee, as permitted under applicable law, and otherwise agrees to make adequate provision for any sums required to satisfy the withholding obligations for Tax-Related Items, if any, which arise in connection with the Option, including, without limitation, obligations arising upon the grant of the Option, the vesting or exercise of the Option.  The Company shall have no obligation to deliver Shares in settlement of an exercised Option until the withholding obligations for Tax-Related Items have been satisfied by the Optionee.

5.2          Administration.  The Administrator shall have the power to interpret the Plan and this Agreement as provided in the Plan. All interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Optionee, the Company and all other interested persons.

5.3          Transferability of Option.  Without limiting the generality of any other provision hereof, the Option shall be subject to the restrictions on transferability set forth in Section 11.3 of the Plan.

5.4          Adjustments.  The Optionee acknowledges that the Option is subject to modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

5.5          Tax Consultation.  The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the grant, vesting and/or exercise of the Option, and/or with the purchase or disposition of the Shares subject to the Option.  The Optionee represents that the Optionee has consulted and will consult with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of such shares and that the Optionee is not and will not be relying on the Company for any tax advice.

5.6          Notification of Disposition.  If this Option is designated as an Incentive Stock Option, the Optionee shall give prompt notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or transfer is made (a) within two (2) years from the Grant Date with respect to such Shares or (b) within one (1) year after the transfer of such Shares to the Optionee.  Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Optionee in such disposition or other transfer.

5.7          Optionee’s Representations.  The Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, make such written representations as are deemed necessary or appropriate by the Company and/or the Company’s counsel.

5.8          Repatriation and Legal/Tax Compliance Requirements.  If the Optionee is resident or employed outside the United States, the Optionee agrees, as a condition of the Option grant, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of Shares acquired pursuant to the Option) in accordance with local foreign exchange rules and regulations in the Optionee’s country of residence (and country of employment, if different).  In addition, the Optionee also agrees to take any and all actions, and consents to any and all actions taken by the Company, as may be required to allow the Company to comply with local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different).  Finally, the Optionee agrees to take any and all actions as may be required to comply with the Optionee’s personal legal and tax obligations under local laws, rules and regulations in the Optionee’s country of residence (and country of employment, if different).

5.9          Section 409A.  This Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code.  The Administrator may, in its discretion, adopt such amendments to the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided, however, that the Administrator shall have no obligation to take any such action(s) or to indemnify any person from failing to do so.

5.10        Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Option in any material way without the prior written consent of the Optionee.

5.11        Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue to serve as an Employee, Director, Consultant or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Optionee at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Optionee or prohibited by law.

5.12        Nature of Grant.  If the Optionee is resident or employed outside the United States, in accepting this Option grant, the Optionee acknowledges that:

(a)                                 The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;

(b)                                 The grant of the Option award is a one-time benefit and does not create any contractual or other right to receive future grants of Options, benefits in lieu of Options, or other Plan benefits in the future, even if Options have been granted repeatedly in the past;

(c)                                  All decisions with respect to future Option grants, if any, and their terms and conditions, will be made by the Administrator, in its sole discretion;

(d)                                 Nothing contained in this Agreement is intended to create or enlarge any other contractual obligations between the Company and the Optionee;

(e)                                  The Optionee is voluntarily participating in the Plan;

(f)                                   The Option and Shares subject to the Option are:

i.          extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or its Affiliates, and are outside the scope of the Optionee’s employment contract, if any;

ii.         not intended to replace any pension rights or compensation;

iii.        not part of the Optionee’s normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits, or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or its Affiliates;

(g)                                  The future value of the Shares underlying the Option is unknown and cannot be predicted with certainty;

(h)                                 In consideration of this Option award, no claim or entitlement to compensation or damages shall arise from the Option resulting from a Termination of Service (for any reason whatsoever) and the Optionee irrevocably releases the Company and its Affiliates from any such claim that may arise; if any such claim is found by a court of competent jurisdiction to have arisen, then, by signing or electronically accepting this Agreement, the Optionee shall be deemed irrevocably to have waived the Optionee’s entitlement to pursue such claim;

(i)                                     Neither the Company nor any of its Affiliates shall be liable for any change in value of the Option, the amount realized upon exercise of the Option or the amount realized upon a subsequent sale of any Shares acquired upon exercise of the Option, resulting from any fluctuation of the United States Dollar/local currency foreign exchange rate.

5.13                        Data Privacy.

(a)                                 Pursuant to applicable personal data protection laws, the collection, processing and transfer of the Optionee’s personal data is necessary for the Company’s administration of the Plan and the Optionee’s participation in the Plan.  The Optionee’s denial and/or objection to the collection, processing and transfer of personal data may affect the Optionee’s ability to participate in the Plan.  As such (where required under applicable law), the Optionee:

i.          voluntarily acknowledges, consents and agrees to the collection, use, processing and transfer of personal data as described herein; and

ii.         authorizes data recipients to receive, possess, use, retain and transfer the data, in electronic or other form, for purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Optionee’s behalf to a broker or other third party with whom the Optionee may elect to deposit any Shares acquired pursuant to the Plan.

(b)                                 The Company and the Employer hold certain personal information about the Optionee, including the Optionee’s name, home address and telephone number, date of birth, social security number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all options or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Optionee’s favor, for the purpose of managing and administering the Plan (“Data”).  Data may be provided by the Optionee or collected, where lawful, from third parties, and the Company and the Employer will process the Data for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan.  Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which the Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations in the Optionee’s country of residence.  Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought.  The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Optionee’s participation in the Plan.

(c)                                  The Company and the Employer will transfer Data as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan, and the Company and the Employer may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan.  These recipients may be located throughout the world.

(d)                                 The Optionee may, at any time, exercise the Optionee’s rights provided under applicable personal data protection laws, which may include the right to:

i.          obtain confirmation as to the existence of Data;

ii.         verify the content, origin and accuracy of the Data;

iii.        request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data; and

iv.        oppose, for legal reasons, the collection, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Optionee’s participation in the Plan.

The Optionee may seek to exercise these rights by contacting the Optionee’s local human resources manager.

5.14                        Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, then the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.15                        Conformity to Securities Laws.  The Optionee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, as well as all applicable U.S. state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

5.16                        Private Placement.  If the Optionee is resident or employed outside of the United States, neither the grant of the Option nor the issuance of the underlying Shares upon exercise of the Option is intended to be a public offering of securities in the Optionee’s country of residence (and country of employment, if different).  The Company has not submitted any registration statement, prospectus or other filings to the local securities authorities in jurisdictions outside of the United States (unless otherwise required under local law).

5.17                        No Advice Regarding Grant.  No Employee of the Company or an Affiliate is permitted to advise an Optionee regarding whether an Optionee should purchase Shares under the Plan.  Investment in Shares involves a degree of risk.  Before deciding to purchase Shares pursuant to the Option, the Optionee should carefully consider all risk factors relevant to the acquisition of Shares under the Plan, and the Optionee should carefully review all of the materials related to the Option and the Plan.  The Optionee is hereby advised to consult with the Optionee’s own personal tax, legal and financial advisors before taking any action related to the Plan.

5.18                        Limitation on the Optionee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust. The Plan, in and of itself, has no assets. The Optionee shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Options, as and when payable hereunder.

5.19                        Electronic Delivery of Documents.  The Company may, in its sole discretion, deliver any documents related to the Option and participation in the Plan, or future grants of Options that may be granted under the Plan, by electronic means unless otherwise prohibited by local law.  The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

5.20                        English Language.  If the Optionee is resident and/or employed outside of the United States, the Optionee hereby acknowledges and agrees that it is the Optionee’s express intent that the Plan, the Grant Notice, this Agreement (including the Addendum to the Agreement), and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English.  If the Optionee received the Plan, the Grant Notice, this Agreement (including the Addendum to the Agreement), or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

5.21                        Successors and Assigns.  The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates.  Subject to the restrictions on transfer set forth in this Article 5, this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

5.22                        Addendum to Agreement.  Notwithstanding any provisions in this Agreement to the contrary, the Option shall be subject to any special terms and conditions for the Optionee’s country of residence (and country of employment, if different), as are set forth in the Addendum to this Agreement.  Further, if the Optionee transfers residency and/or employment to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Option to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local law or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer).  The Addendum constitutes part of this Agreement.

5.23                        Imposition of Other Requirements.  The Company reserves the right to impose other requirements on the Option, any Shares acquired pursuant to the Option, and the Optionee’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local law or to facilitate the operation or administration of the Option and/or the Plan.  Such requirements may include (but are not limited to) requiring the Optionee to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

5.24                        Entire Agreement.  The Plan, the Grant Notice and this Agreement (including the Addendum to the Agreement) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Optionee with respect to the subject matter hereof.

5.25                        Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the Optionee’s last address reflected on the Company’s records. Any notice shall be deemed duly given when sent via email or when sent by reputable overnight courier or by certified mail (return receipt requested) through the United States Postal Service.

5.26                        Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

5.27                        Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

*   *   *   *

ADDENDUM

TO STOCK OPTION AGREEMENT

In addition to the terms and conditions set forth in the Agreement, the Option is subject to the following terms and conditions.  All defined terms contained in this Addendum shall have the same meaning as set forth in the Plan, the Grant Notice and/or Agreement.  If the Optionee is resident and/or employed in a country identified in the Addendum, the additional terms and conditions for such country shall apply.  If the Optionee transfers residence and/or employment to a country identified in the Addendum, the additional terms and conditions for such country shall apply to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary and advisable to comply with local law or to facilitate the operation and administration of the Option and the Plan (or the Company may establish additional terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer).

CANADA

1.                                      Exercise of the Option — No Surrender of Previously-Owned Shares.  Notwithstanding Section 4.4(d) of the Agreement or any other provision in the Agreement or Plan to the contrary, if the Optionee is resident in Canada, the Optionee may not surrender Shares that the Optionee owns to pay the exercise price or taxes in connection with the Option.

2.                                      English Language.  The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

FRANCE

English Language.  The parties to the Agreement acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.  Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

INDIA

Repatriation Requirements.  As a condition to this Option grant, the Optionee agrees to repatriate all dividends and sales proceeds attributable to Shares acquired under the Plan in accordance with local foreign exchange rules and regulations.

MEXICO

Commercial Relationship.  The Optionee expressly acknowledges that the Optionee’s participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between the Optionee and the Company.  The Optionee has been granted the Option as a consequence of the commercial relationship between the Company and the Company’s Subsidiary in Mexico that employs the Optionee, and the Company’s Subsidiary in Mexico is the Optionee’s sole employer.  Based on the foregoing: (a) the Optionee expressly acknowledges that the Plan and the benefits derived from participation in the Plan do not establish any rights between the Optionee and the local Subsidiary in Mexico that employs the Optionee; (b) the Plan and the benefits derived from participation in the Plan are not part of the employment conditions and/or benefits provided by the local Subsidiary in Mexico that employs the Optionee; and (c) any modifications or amendments of the Plan or benefits granted thereunder by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Optionee’s employment with the Subsidiary in Mexico.

SINGAPORE

Qualifying Person Exemption.  The grant of the Option under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (the “SFA”).  The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore.  Accordingly, statutory liability under the SFA in relation to the content of the prospectuses would not apply.  The Optionee should note that, as a result, the Option is subject to section 257 of the SFA and the Optionee will not be able to make: (a) any subsequent sale of the Shares in Singapore; or (b) any offer of such subsequent sale of the Shares subject to the Option in Singapore, unless such sale or offer is made pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA.

UNITED KINGDOM

1.                                      Payment of Taxes.  The following provision supplements Section 5.1 of the Agreement.

If payment or withholding of the income tax due in connection with the Option is not made within ninety (90) days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Optionee to the Employer, effective as of the Due Date.  The Optionee agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 4.4 and 5.1 of the Agreement.  Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the income tax liability.  In the event that the Optionee is a director or executive officer and the income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Optionee on which additional income tax and national insurance contributions (“NICs”) will be payable.  The Optionee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or the Employer (as applicable) the value of any employee NICs due on this additional benefit.

2.                                      Exclusion of Claim. The Optionee acknowledges and agrees that the Optionee will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Optionee’s ceasing to have rights under or to be entitled to exercise the Option, whether or not as a result of a Termination of Service (whether the Termination of Service is in breach of contract or otherwise), or from the loss or diminution in value of the Option.  Upon the grant of the Option, the Optionee shall be deemed to have waived irrevocably any such entitlement.

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